Form 8-K Required Collateral Information

                         Series 2001-1G Medallion Trust


Series 2001-1G  Medallion  Trust Data as at opening of business on the preceding determination date of 1 February 2004.


Outstanding Mortgage Balance (AUD)
                                               Amount                      WAC
     - Variable Rate Housing Loans         863,622,117.36                 6.75%
     - Fixed 1 Year                        114,490,554.29                 7.28%
     - Fixed 2 Year                         64,668,209.22                 7.10%
     - Fixed 3 Year                         19,803,641.99                 6.49%
     - Fixed 4 Year                          6,562,952.04                 6.37%
     - Fixed 5 Year                         12,035,592.73                 6.60%

       Total Pool                          $1,081,183,068                 6.82%




Delinquency Information     No of Loans    %of Pool   AUD amount of    % of Pool
                                                          Loans
     31-60 days                 21          0.19%     $2,367,006.65        0.22%
     61-90 days                 13          0.12%     $1,863,830.36        0.17%
     90+ days                   11          0.10%     $1,068,042.62        0.10%

Mortgagee In Possession